UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 10, 2014

Date of Report (Date of earliest event reported)

EMERITUS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Elliot Avenue, Suite 500

Everett, Washington 98121

(Address of principal executive offices and internet site) (Zip Code)

(206)298-2909

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

A special meeting of shareholders of Emeritus Corporation (“Emeritus”) was held on July 10, 2014 (the “Special Meeting”). At the Special Meeting, Emeritus’ shareholders approved the proposal to approve the previously announced Agreement and Plan of Merger, dated as of February 20, 2014, by and among Emeritus, Brookdale Senior Living Inc. (“Brookdale”), and Broadway Merger Sub Corporation (“Merger Sub”), a wholly owned subsidiary of Brookdale (the “Merger Agreement”). The Merger Agreement provides for the merger of Merger Sub with and into Emeritus, as a result of which Emeritus would become 100% owned by Brookdale. The shareholders of Emeritus also approved, on a non-binding, advisory basis, the compensation arrangements that will or may be paid by Emeritus to its named executive officers in connection with the merger. Emeritus shareholders also voted to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the Merger Agreement. Adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

At the Special Meeting, holders of 38,860,596 shares of Emeritus’ common stock, which represents 79.27% of the shares of Emeritus’ common stock outstanding and entitled to vote as of the record date of May 27, 2014, were represented in person or by proxy.

The final voting results for each proposal, each of which is described in greater detail in Emeritus’ definitive proxy statement filed with the Securities and Exchange Commission on June 5, 2014, follow below:

Proposal 1:	Approval of the Merger Agreement

For	Against	Abstain	Broker Non-Votes
38,375,242	5,622	479,732	—

Proposal 2:	Approval, on an advisory (non-binding) basis, of the merger-related compensation arrangements of Emeritus’ named executive officers

For	Against	Abstain	Broker Non-Votes
29,220,010	8,551,908	1,088,678	—

Proposal 3:	Approval of any motion to adjourn the Special Meeting, if necessary or appropriate

For	Against	Abstain	Broker Non-Votes
36,748,617	1,629,073	482,906	—

Forward-Looking Statements

Statements made in this report and related statements that express or imply Emeritus’ or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. The forward-looking statements contained herein may include, without limitation, statements regarding: the completion of the potential acquisition of Emeritus by Brookdale; the receipt of regulatory approval for the potential merger transaction; and the anticipated timing of the closing of the potential merger transaction, if at all. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emeritus Corporation (Registrant)

	By:	/s/ Robert C. Bateman

Date: July 10, 2014	Name: Robert C. Bateman, Executive Vice President— Finance and Chief Financial Officer